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                                                                   EXHIBIT 10.28

                              ANIXTER BROS., INC.
                              EXCESS BENEFIT PLAN

     Anixter Bros., Inc., a Delaware corporation ("Company"), hereby establishes the Anixter Bros., Inc. Excess Benefit Plan ("Excess Plan") effective as of August 1, 1985.

     1. Purposes: The purpose of the Excess Plan is to provide the benefits which designated Participants in the Anixter Bros., Inc. Pension Plan ("Pension Plan") would have received under such plan except for the maximum benefit limitations ("Benefit Limitations") provided in the plan to conform the Company's pension plans, which are qualified plans under Section 401(a) of the Internal Revenue Code of 1954, as amended ("Code"), with the requirements of
Section 415 of the Code.

     2. Eligibility and Participation: An employee shall be a Participant in and entitled to benefits under the Excess Plan if:

          (a) He is a participant in the Pension Plan, and

          (b) He is designated as a participant in this Excess Plan by the Board of Directors of the Company.

     3. Amount of Benefit: The amount of the benefit under the Excess Plan shall be the amount by which (a) below exceeds (b) below:

          (a) The amount of the benefit which the Participant (or his surviving spouse or other beneficiary) would have been entitled to receive under the Pension Plan without regard to the Benefit Limitations contained herein.

          (b) The amount of the benefit which the Participant (or his surviving spouse or other beneficiary) is entitled to receive under the Pension Plan.

     4. Time and Method of Payment: The benefits under paragraph 3 shall be payable in the same manner and form and at the same time as the benefits under the Pension Plan.

     5. Funding: The benefits under the Excess Plan shall be paid from the general assets of the Company. The Company shall not be required to segregate any assets to be used for payment of benefits under the Excess Plan.

     6. General Provisions:

          (a) Employment Rights. The Excess Plan does not constitute a contract of employment and participation in the Excess Plan will not give any employee the right to be retained in the employ of the Company, nor any right to claim to a benefit under the Excess Plan unless specifically provided by the Excess Plan.

          (b) Interests Not Transferable. The interest of persons entitled to benefits under the Plan are not subject to their debts or other obligations and, except as may be required by the tax withholding provision of the Code, or any state's income tax act or pursuant to compliance with a Qualified Domestic Relations Order pursuant to the Employee Retirement Income Security Act of 1974, as amended, may not be voluntarily or involuntarily transferred, assigned, alienated or encumbered.

          (c) Controlling Law. The laws of Illinois shall be controlling in all matters relating to the Plan except to the extent superseded by the laws of the United States.

          (d) Gender and Number. Where the context admits, words in the masculine gender shall include the feminine and neuter genders, the singular shall include the plural and the plural shall include the singular.

          (e) Action by Company. Any action required or permitted by the Company under the Plan shall be by resolution of its Board of Directors or any persons authorized by resolution of its Board of Directors.
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          (f) Interpretation. This Excess Plan shall be administered and interpreted by the Board of Directors and all Participants shall be bound by the decision of the Board.

     7. Amendment or Termination: The Company may amend or terminate the Excess Plan at any time, except that, without the consent of any Participant in the Plan, no such amendment or termination shall reduce his right to receive any benefit accrued hereunder prior to the data of such amendment or termination.

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                   FIRST AMENDMENT TO THE ANIXTER BROS., INC.
                              EXCESS BENEFIT PLAN

     WHEREAS, Anixter Bros., Inc., a Delaware corporation (the "Company"), established the Anixter Bros., Inc. Excess Benefit Plan (the "Excess Plan") effective as of August 1, 1985; and

     WHEREAS, the Company reserved the right to amend the Excess Plan; and

     WHEREAS, the Company now desires to amend the Excess Plan to provide the benefits which designated Participants would have received under the Anixter Bros., Inc. Pension Plan except for the cap on compensation required under
Section 401(a)(17) of the Code.

     NOW, THEREFORE, the Excess Plan is hereby amended effective as of January 1, 1989.

     Section 1 is amended by adding the following to the end thereof:

     Effective as of January 1, 1989, Benefit Limitations shall also include the maximum compensation limitation required under Section 401(a)(17) of the Code.

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                                                                    ATTACHMENT 2

                                AMENDMENT NO. 2
                                     TO THE
                              ANIXTER BROS., INC.
                              EXCESS BENEFIT PLAN

     Effective as of January 1, 1993, the Anixter Bros., Inc. Excess Benefit Plan is hereby amended as follows:

          Section 2 is amended by adding the following proviso at the end of paragraph (a) thereof:

           ; provided, however, that notwithstanding any other provision of the Excess Plan, no benefit under the Excess Plan shall be payable to a Participant (or a Participant's surviving spouse) if the Participant also participates in the Anixter Bros., Inc. Supplemental Executive Retirement Plan.